HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
BALANCE SHEETS

	September 30, 2010	December 31, 2009
	(UNAUDITED)	(AUDITED)
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$902,380	$704,730
Accounts receivable, net	12,417	85,868
Notes receivable	533,825	684,321
Trade deposit	314,274	-
Due from related party	107,035	101,747
Prepaid expenses and other receivables	1,484,062	261,570
Deferred expense	1,988	-
Inventory	2,221,584	1,002,414

Total current assets	5,577,565	2,840,650

PROPERTY AND EQUIPMENT, net	2,015,405	1,364,502

INTANGIBLE ASSETS, net	5,849	2,526

CONSTRUCTION IN PROGRESS	24,510	11,187

TOTAL ASSETS	$7,623,329	$4,218,865

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$670,599	$600,099
Bill payable	842,684	630,107
Accrued liabilities and other payables	302,510	49,420
Short-term loans	2,984,584	1,025,160
Taxes payable	479,602	264,975

Total current liabilities	5,279,979	2,569,761

SUBSIDY RECEIVED IN ADVANCE	182,806	179,403

STOCKHOLDERS' EQUITY
Paid in capital	635,219	635,219
Statutory reserve	146,551	73,597
Accumulated other comprehensive income	137,081	98,911
Retained earnings	1,241,693	661,974

Total stockholders' equity	2,160,544	1,469,701

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,623,329	$4,218,865

The accompanying notes are an integral part of these financial statements

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30,
	2010	2009

Net sales	$7,059,454	$3,971,276

Cost of goods sold	5,254,903	2,867,329

Gross profit	1,804,551	1,103,947

Operating expenses
Selling expenses	135,137	103,428
General and administrative expenses	574,209	288,858

Total operating expenses	709,346	392,286

Income from operations	1,095,205	711,661

Non-operating income (expenses)
Financial expense	(226,574)	(92,438)
Other income	10,575	2,676
Other expenses	(8,977)	(44)

Total non-operating expenses	(224,976)	(89,806)

Income before income tax	870,229	621,855

Income tax expense	217,557	155,949

Net income	$652,672	$465,906

Other comprehensive item
Foreign currency translation	38,170	870

Comprehensive Income	$690,842	$466,776

The accompanying notes are an integral part of these financial statements

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$652,672	$465,906
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	178,484	121,048
Loss on sale of fixed assets	6,060	-
(Increase) decrease in current assets:
Accounts receivable	72,865	(132,310)
Notes receivable	160,936	(20,017)
Trade deposit	(309,394)	-
Prepaid expenses and other receivables	(1,222,018)	233,492
Due from related party	(3,306)	600,238
Deferred expense	22,485	(16,913)
Inventory	(1,181,520)	(736,559)
Increase (decrease) in current liabilities:
Accounts payable	58,198	(313,577)
Bill payable	197,510	402,965
Accrued liabilities and other payables	248,238	55,180
Taxes payable	206,347	179,889
Deferred income	-	179,301

Net cash (used in) provided by operating activities	(912,443)	1,018,643

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	(827,660)	(163,106)
Acquisition of intangible assets	(4,082)	-
Construction in progress	(12,907)	(8,737)
Proceeds from sale of property & equipment	28,657	-

Net cash used in financing activities	(815,992)	(171,843)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from / (Repayment to) short term loans	1,909,855	(439,104)

Net cash provided by (used in) financing activities	1,909,855	(439,104)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	16,230	305

NET INCREASE IN CASH & EQUIVALENTS	197,650	408,001

CASH & EQUIVALENTS, BEGINNING OF YEAR	704,730	145,662

CASH & EQUIVALENTS, END OF YEAR	$902,380	$553,663

Supplemental disclosures of cash flow information:
Cash paid for interest expense	$226,574	$92,438
Cash paid for income tax	$12,285	$-

The accompanying notes are an integral part of these financial statements

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Hebei Xinhua Rubber Sealing Group Liuzhou Sealing Co., Ltd. (the “Company” or “Liuzhou”) was incorporated in Hebei Province, People’s Republic of China (“PRC”) in 2006. Liuzhou manufactures rubber gaskets and sealants for automobile window and doors.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements were prepared in conformity with United States (“US”) generally accepted accounting principles (“US GAAP”).  The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying financial statements were translated and presented in US Dollars (“$”).

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year.

Significant estimates, required by management, include the recoverability of long-lived assets, valuation of receivables and the valuation of inventories. Actual results could differ from those estimates.

Cash and Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. The Company had allowance of $1,505 and $432 at September 30, 2010 and December 31, 2009, respectively.

Inventories

Inventories are valued at lower of cost or net realizable value with cost determined on a weighted average basis. Management compares the cost of inventories with the net realizable value and an allowance is made to write down inventories to net realizable value, if lower. Costs include direct material, direct labor and applicable manufacturing overhead.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of 5-10 years with salvage value of 3% - 5%.

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

Production Equipment	10 years
Vehicles	5 years
Office Equipment	5 years

Income Taxes

The Company Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC Topic 740, Accounting for Uncertainty in Income Taxes on January 1, 2007. As a result of the implementation of FASB ASC Topic 740, the Company made a comprehensive review of its tax positions in accordance with recognition standards established by FASB ASC Topic 740 and the Company recognized no material adjustments to liabilities or stockholders’ equity. When tax returns are filed, it is likely some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. At September 30, 2010 and December 31, 2009, the Company did not take any uncertain positions that necessitated recording of tax related liability. All tax years may be subjected to examination.

Revenue Recognition

The Company's revenue recognition policies are in compliance with FASB ASC Topic 605. Sales revenue is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, the possible return of goods, or when the amount of revenue and the costs incurred or to be incurred in respect of the transaction cannot be measured reliably. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added tax (“VAT”). All of the Company’s products sold in the PRC are subject to Chinese value-added tax of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs, and related overhead which are directly attributable to the production of the products.  Write-down of inventory to lower of cost or net realizable value is also recorded in cost of goods sold.

Shipping and Handling Costs

Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the nine months ended September 30, 2010 and 2009, shipping and handling costs were $47,786 and $24,136, respectively.

Research and Development

Research and development costs are related primarily to the Company testing its new materials in development stage. Research and development costs are recognized in general and administrative expenses and expensed as incurred.  For the nine months ended September 30, 2010 and 2009, research and development expenses were $204,492 and $97,821, respectively.

Concentration of Credit Risk

The operations of the Company are located in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company's operations is calculated based upon local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Basic and Diluted Earnings per Share

The Company is a limited company (“LLC”) formed under the laws of the PRC. Like LLCs in the US, limited companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, per share data is not presented.

Fair Value of Financial Instruments

The fair value of financial instruments classified as current assets or liabilities, including cash and cash equivalents, receivables, amount due from related party, accounts payable and bills payable, approximate carrying value due to the short-term maturity of the instruments.  The carrying value of loan payable approximates fair value since the interest rate associated with the debt approximates the current market interest rate.

Foreign Currency Translation and Comprehensive Income

For financial reporting purposes, RMB were translated into US dollars (“USD”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income (loss)". Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in exchange rate for the conversion of RMB to USD after either balance sheet dates.

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

The Company follows FASB ASC Topic 220 “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the nine months ended September 30, 2010 and 2009 included net income and foreign currency translation adjustments.

Fair Value Measurements

On January 1, 2008, the Company adopted FASB ASC Topic 820, “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measurements. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of September 30, 2010 and December 31, 2009, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Segment Reporting

FASB ASC Topic 280, "Disclosures about Segments of an Enterprise and Related Information" requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

FASB ASC Topic 280 had no effect on the Company's financial statements as all of the Company's operations are conducted in one industry segment.  All of the Company's assets are located in the PRC.

Recently Adopted Accounting Pronouncements

As of September 30, 2010 and for the period then ended, there were no recently adopted accounting pronouncements that had a material effect on the Company’s financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

As of September 30, 2010, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements.

3. INVENTORY

Inventories at September 30, 2010 and December 31, 2009 were as follows:
	2010	2009
Raw materials	$755,930	$304,095
Work in process	280,688	61,914
Finished goods	1,184,966	636,405
Total	$2,221,584	$1,002,414

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

4.  PREPAID EXPENSES AND OTHER RECEIVABLES

Prepayment for purchase represented advance payment to suppliers and contractors for fixed assets and raw material purchase. Other receivables represented deposit and advance to employees. The balance at September 30, 2010 and December 31, 2009 was as follows:

	2010	2009
Prepaid expenses for purchase	$1,375,815	$152,244
Advance to employees	8,108	81,939
Other prepaid expenses	100,139	27,387
Total	$1,484,062	$261,570

5. NOTES RECEIVABLE – BANK ACCEPTANCES

The Company sold goods to its customers and received Commercial Notes (Bank Acceptances) from them in lieu of the payments for accounts receivable.  The Company may discount the Notes with the bank or endorse the Notes to vendors, which could be for payment of their own obligations or to get cash from the third parties.  Most of the Commercial Notes have a maturity of less than six months.  At September 30, 2010 and December 31, 2009, the Company had notes receivable of $533,825 and 684,321, respectively.

6. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at September 30, 2010 and December 31, 2009:

	2010	2009
Equipment and machinery	$2,239,411	$1,420,942
Office equipment	191,113	169,829
Vehicle	65,083	96,505
Sub-total	2,495,607	1,687,276
Less: accumulated depreciation	(480,202)	(322,774)
Total, net	$2,015,405	$1,364,502

For the nine months ended September 30, 2010 and 2009, the depreciation expense was $177,625 and $120,375, respectively.

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

7. INTANGIBLE ASSETS

The intangible assets represent a set of financial software. The balance as September 30, 2010 and December 31, 2009 was $5,849 and $2,526, respectively.  For the nine months ended September 30, 2010 and 2009, the amortization expense was $859 and $673, respectively.  The amortization expense for the following five years will be $1,488, $1,488, $1,488, $870 and $407, respectively.

8. CONSTRUCTION IN PROGRESS

The construction in progress represented the projects for office improvement and installation of new machinery. As September 30, 2010 and December 31, 2009, the balance was $24,510 and $11,187, respectively.

9. CONCENTRATION

The Company purchased products from five major vendors during the nine months ended September 30, 2010 with each vendor accounting for 17%, 14%, 13%, 12%, and 10% of total purchases, respectively. Accounts payable to these vendors was $19,702 as of September 30, 2010.  The Company had three major vendors during the nine months ended September 30, 2009 with each vendor accounting for 14%, 12% and 11% of total purchases, respectively.  Accounts payable to these vendors was $48,413 as of September 30, 2009.

The Company sold its products to one major customer during the nine months ended September 30, 2010 and 2009, which accounted for 98% of both nine months total sales, respectively. Accounts receivable from this customer was $15,395 and $274,637 as of September 30, 2010 and December 31, 2009, respectively. This concentration could make the Company vulnerable to a near-term adverse impact, should the relationships be terminated.

10. ACCURED LIABILITIES AND OTHER PAYABLES

As of September 30, 2010 and December 31, 2009, accounts payable and accrued expenses comprised of the following:

	2010	2009
Accrued expenses	$199,619	$-
Accrued payroll	89,171	47,455
Other payable	13,720	1,964
Total	$302,510	$49,419

11. TAXES PAYABLE

Taxes payable consisted of the following at September 30, 2010 and December 31, 2009:

	2010	2009
Income tax payable	$449,009	$236,022
VAT payable	28,748	27,415
Other	1,845	1,538
Total	$479,602	$264,975

12. BILL PAYABLE – BANK ACCEPTANCES

Bill payable represented the conversion of accounts payable into bill payable which were issued from bank. The Company must maintain a cash balance at the bank that at least matches the total amount of outstanding bills payable.  At September 30, 2010 and December 31, 2009, the Company had bill payable of $842,684 and $630,107, respectively.

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

13. DUE FROM RELATED PARTY

Due from related party represents the receivables arising from the ordinary business transactions with the related party. The related party was Heibei Xinhua Corporation, the former holding company of Liuzhou. Heibei Xinhua Corporation had 60% ownership of Liuzhou prior to December 28, 2009, at which time it transferred 58% of its ownership to one individual. The Company had amount due from this related party of $107,035 and $101,747 at September 30, 2010 and December 31, 2009, respectively.

14. SHORT TERM LOANS

The Company was obligated for the following short term loans at September 30, 2010 and December 31, 2009:

	2010	2009
On January 23, 2009, the Company obtained a loan from a commercial bank in PRC for RMB 5,000,000 with maturity on January 23, 2010. The loan bore interest at 5.28% per annum. The loan was guaranteed by Liuzhou Credit Guarantee Co., Ltd. The loan was used for working capital. The loan was settled on January 23, 2010.		$732,257
On July 30, 2009, the Company obtained a loan from a commercial bank in PRC for RMB 2,000,000 with maturity on July 20, 2010. The loan bore interest at 6.9% per annum. The loan was guaranteed by Liuzhou Credit Guarantee Co., Ltd. The loan was used for working capital. The loan was settled on July 20, 2010.		292,903
On May 1, 2010, the Company entered into a loan agreement with a commercial bank in PRC for RMB 5,000,000 with maturity on May 1, 2011. The loan bore interest at 6.9% per annum. The loan was guaranteed by Liuzhou Credit Guarantee Co., Ltd. The loan was used for material purchase.	$746,146
On June 24, 2010, the Company entered into a loan agreement with a commercial bank in PRC for RMB 10,000,000 with maturity on June 24, 2011. The loan bore interest at 5.31% per annum. The loan was guaranteed by Guangxi Huibang Investment Guarantee Co., Ltd. The loan was used for working capital.	1,492,292
On June 30, 2010, the Company entered into a loan agreement with a commercial bank in PRC for RMB 3,000,000 with maturity on June 20, 2011. The loan bore interest at 6.9% per annum. The loan was guaranteed by Liuzhou Credit Guarantee Co., Ltd. The loan was used for material purchase.	447,688
On July 22, 2010, the Company entered into a loan agreement with a commercial bank in PRC for RMB 2,000,000 with maturity on October 7, 2011. The loan bore interest at 6.9% per annum. The loan was guaranteed by Liuzhou Credit Guarantee Co., Ltd. The loan was used for material purchase.	298,458
	$2,984,584	$1,025,160

15.  SUBSIDY RECEIVED IN ADVANCE

The subsidy received in advance represented an interest free long-term loan from local government, as a support from the local government to the Company’s technology innovation and upgrading.  As of September 30, 2010 and December 31, 2009, the long term loan was $182,806 (RMB 1,225,000) and $179,403 (RMB 1,225,000), respectively.

16. PAID IN CAPITAL

On November 11, 2006, the shareholders contributed $635,219 (RMB 5 million) to incorporate the Company.  As of September 30, 2010 and December 31, 2009, the paid in capital was$635,219 (RMB 5 million).

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

17. INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which was subject to tax at a statutory rate of 25% for 2010 and 2009 on income reported in the statutory financial statements after appropriated tax adjustments.

The following table reconciled the PRC statutory rates to the Company’s effective tax rate for the nine months ended September 30, 2010 and 2009, was:

	2010	2009
PRC statutory rates	25.0%	25.0%
Other	-	0.1%
Effective income tax rate	25.0%	25.1%

18. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus Reserve Fund

The Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The Company had $146,551 and $73,597 in this reserve at September 30, 2010 and December 31, 2009.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholdings or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issuance is not less than 25% of the registered capital.

Common Welfare Fund

The common welfare fund is a voluntary fund to which the Company can elect to transfer 5% to 10% of its net income. This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation. The Company did not participate in this voluntary fund.

19. CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

20. COMMITMENTS

The Company leased its factory with lease term of six years commencing from April 20, 2007. The annual lease expense is approximately $46,000 (RMB 313,344), fixed for first two years and will be adjusted every two years.  The lease is renewable upon expiry and the Company has priority right to renew. During the nine months ended September 2010 and 2009, the rent was $34,525 and $34,398, respectively.

The Company leased its office with lease term of two years from March 8, 2010. The annual lease expense is approximately $129,000 (RMB 879,876). The deposit $14,691(RMB 100,000) was paid when the agreement was signed and will be refund in 5 days after the maturity. During the nine months ended September 2010 and 2009, the rent was $72,945 and $0, respectively.

The Company leased another workshop with lease term of 3 years commencing from September 1, 2010. The annual lease expense is approximately $52,000 (RMB 353,808), fixed for first two years and will be adjusted every two years. The lease is renewable upon expiry and the Company has priority right to renew. During the nine months ended September 2010 and 2009, the rent was $4,332 and $0, respectively.

As of September 30, 2010, the minimum lease payment for the remaining non-cancellable lease terms are:

Period	Amount
October 1, 2010-December 31, 2010	$56,819
Fiscal year 2011	227,277
Fiscal year 2012	119,557
Fiscal year 2013	49,997
Total	$453,650

In 2009, the Company signed contracts with several suppliers to purchase of a plant assembly line, and certain equipment. The Company also entered into two research and development projects agreements to develop new products for the Company.  The total commitment was approximately $642,000 (RMB 4,370,000) for all these contracts. As at September 30, 2010, the Company paid approximately $334,000 and committed to pay approximately $308,000 in the remaining period.

21. SUBSEQUENT EVENT

The Company evaluated its subsequent events through March 1, 2011.

The Company signed another workshop lease agreement for 17 months from October 8, 2010. The annual lease expense is approximately $9,000 (RMB 60,480). The rental will be paid quarterly.

On November 3, 2010, ORB Automotive Corporation (formerly Action Acquisition Corporation), a Cayman Islands exempted company (“ORB”), completed the acquisition of 100% of the equity interest of the Company, from the Company’s shareholders. Pursuant to the terms of the stock purchase agreement among the parties (the “Stock Purchase Agreement”), all of interests of the Company were exchanged for 2.06 million ordinary shares of ORB.  The Stock Purchase Agreement contained such representations, warranties, obligations and conditions as are customary for transactions of the type governed by such agreement.  As a result of the share exchange, the Company became a wholly owned subsidiary of ORB.